                                                                   Exhibit 10.35


NOTE: Portions of this exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission. Such portions have been deleted and are marked with "******" in place of the deleted language.




                                 COLLABORATION
                                      AND
                          PATENT AND KNOW-HOW LICENSE
                                   AGREEMENT


                                    Between


                                  ECOAIR CORP.

                                  ("LICENSOR")


                                      and


                        PRESTOLITE ELECTRIC INCORPORATED


                                  ("LICENSEE")

                               TABLE OF CONTENTS
                               -----------------

        SECTION 1.     Definitions.........................................   1

        1.1  "Affiliate"...................................................   1
              ---------
        1.2  "Confidential Information"....................................   1
              -----------------------
        1.3  "Field of Use-One"............................................   1
              ----------------
        1.4  "Field of Use-Two".............................................  1
              ----------------
        1.5  "Fields of Use"...............................................   2
              -------------
        1.6  "Fully Absorbed Factory Cost".................................   2
              ---------------------------
        1.7  "Improvements"................................................   2
              ------------
        1.8  "Know-How"....................................................   2
              --------
        1.9  "Net Revenues"................................................   2
              ------------
        1.10  "Non-Lundell Hybrid Alternator"..............................   3
               -----------------------------
        1.11  "Patents"....................................................   3
               -------
        1.12  "Products"...................................................   4
               --------
        1.13  "Royalty"....................................................   4
               -------
        1.14  "Sell".......................................................   4
               ----
        1.15  "Sublicensee"................................................   4
               -----------
        1.16  "Territory"..................................................   4
               ---------
        1.17  "Valid Claim"................................................   4
               -----------

        SECTION 2.     Grant...............................................   4

        2.1  License.......................................................   4
             -------
        2.2  Transfer of Know-How..........................................   5
             --------------------
        2.3  Reservation of Rights.........................................   5
             ---------------------
        2.4  Sublicenses...................................................   5
             -----------

        SECTION 3.     Consideration.......................................   5

        3.1  Payment of Royalty............................................   5
             ------------------
        3.2  Minimum Royalties.............................................   8
             -----------------
        3.3  Royalty Reports...............................................  10
             ---------------
        3.4  Payments......................................................  10
             --------
        3.5  Withholding Taxes.............................................  10
             -----------------
        3.6  Records.......................................................  11
             -------
        3.7  Currency, Manner and Place of Payment.........................  12
             -------------------------------------

        SECTION 4.     Patents.............................................  12

        4.1  Patent Prosecution............................................  12
             ------------------
        4.2  Patent Marking................................................  12
             --------------
        4.3  Licensor Representations and Warranties.......................  12
             ---------------------------------------
        4.4  Validity of Patents...........................................  13
             -------------------
        4.5  Infringement of Patents.......................................  13
             -----------------------
        4.6  Disclaimer of Warranties......................................  13
             ------------------------

        SECTION 5.     Indemnity and Insurance.............................  14

        5.1  Indemnity.....................................................  14
             ---------
        5.2  Insurance.....................................................  14
             ---------

        SECTION 6.     Mutual Covenants....................................  14

        6.1  Sales by Licensee.............................................  15
             -----------------
        6.2  Compliance with Laws..........................................  15
             --------------------
        6.3  Technical Assistance..........................................  15
             --------------------
        6.4  Licensor's Covenant as to Future Licensing and Manufacturing..  15
             ------------------------------------------------------------
        6.5  Management Meetings...........................................  16
             -------------------
        6.6  Licensee Marketing Materials..................................  16
             ----------------------------
        6.7  Improvements..................................................  16
             ------------
        6.8  Manufacturing.................................................  17
             -------------

        SECTION 7.     Term and Termination................................  17

        7.1  Term..........................................................  17
             ----
        7.2  Termination by Licensor.......................................  17
             -----------------------
        7.3  Termination by Licensee.......................................  18
             -----------------------
        7.4  Licensee's Additional Right to Terminate......................  19
             ----------------------------------------
        7.5  Rights and Duties Upon Termination............................  19
             ----------------------------------

        SECTION 8.     Remedies............................................  19

        SECTION 9.     Successors and Assigns, Etc.........................  19

        SECTION 10.    Entire Agreement....................................  20

        SECTION 11.    Notices.............................................  20

        SECTION 12.    Changes.............................................  21

        SECTION 13.    Counterparts........................................  21

        SECTION 14.    Headings............................................  21

        SECTION 15.  Nouns and Pronouns...................................   22

        SECTION 16.  Governing Law........................................   22

        SECTION 17.  Severability.........................................   22

                     COLLABORATION AND PATENT AND KNOW-HOW
                    --------------------------------------
                               LICENSE AGREEMENT
                               -----------------


     THIS AGREEMENT, dated as of June 24, 1998, is entered into between ECOAIR CORP., a Delaware corporation (the "Licensor") and PRESTOLITE ELECTRIC INCORPORATED, a Delaware corporation (the "Licensee").

     WHEREAS, the Licensor owns certain patents and patent applications and know-how relating to the manufacture, use and sale of alternators;

     WHEREAS, the Licensee desires a license under such patents, patent applications and know-how to manufacture, use and sell alternators in the Fields of Use (as hereinafter defined).

     NOW THEREFORE, in consideration of the promises and material covenants and agreements herein contained, the parties hereto agree as follows:


     SECTION 1.  DEFINITIONS
                 -----------

     1.1  "Affiliate" shall mean any person or entity that, directly or
          -----------
indirectly, controls, is controlled by, or is under common control with, a party. "Control" means the direct or indirect legal or beneficial ownership of more than fifty percent (50%) of the outstanding voting rights of such person or entity.

     1.2  "Confidential Information" shall have the meaning set forth in a
          --------------------------
certain Mutual Confidentiality and No-Hire Agreement between the parties and dated the date hereof.


     1.3  "Field of Use-One" shall mean only the following fields (a) ***** and
          ------------------
other vehicles that currently use one or more alternators that produce in the aggregate approximately *****, (b) ***** that currently use one or more alternators that produce approximately *****, (c) *****, and (d) *****.


     1.4  "Field of Use-Two" shall mean only the following fields (a) ***** as
           ----------------
currently defined by the Society of Automotive

Engineers and having gross vehicle weight restrictions (respectively) as follows *****, (b) *****, (c) ***** that require specially designed *****, (d) the *****, and (e) *****. Notwithstanding anything else contained herein, the following, although not an inclusive listing, are part of the ***** and as such are not covered by the Fields of Use: *****.

     1.5  "Fields of Use" shall mean both Field of Use-One and Field of Use-Two.
           -------------
Furthermore, the Fields of Use shall only apply with respect to Products specifically designed for the markets described in the definitions of Field of Use-One and Field of Use-Two which Products are sold through a channel that, in each case, regularly and primarily supplies those markets. If the Products may be used in other markets, the parties shall use reasonable efforts to negotiate and agree whether such markets shall be included in the Fields of Use (and if so, which Field of Use), and on what terms, provided that neither party shall have an obligation to modify the Agreement.

     1.6  "Fully Absorbed Factory Cost" shall mean *****, all calculated
           ---------------------------
consistent with Schedule A and the parties' expectation that Fully Absorbed
                ----------
Factory Cost shall be determined in good faith. In calculating costs of ***** and *****, costs shall not exceed regularly available costs from arms length sellers. *****.

     1.7  "Improvements" shall mean improvements on or derivations from the
           ------------
technology covered by the claims of any of the Patents that are useful in connection with the manufacture or use of the Products, developed by Licensor or, to the extent Licensor is permitted to grant a sublicense to Licensee, licensed by the Licensor from a third party.

     1.8  "Know-How" shall mean proprietary information, ideas, methods,
           --------
techniques or processes owned or, to the extent Licensor is permitted to grant a sublicense to Licensee, controlled, by Licensor and necessary or useful in the production and sale of the Products that are claimed by the Patents.

     1.9  "Net Revenues" shall mean the total gross sales price of the Products,
           ------------
less only volume, trade and cash discounts and allowances to customers and returns to the extent credit is given to the customer. Notwithstanding the foregoing, Net Revenues from sales or other dispositions made by Licensee to any purchaser (other than a purchaser who acquires Product for resale) that is an Affiliate of Licensee, or which otherwise does not deal at arms-length with Licensee, shall be the price at which Licensee at the time of such sales or dispositions would invoice Products to similar purchasers dealing at arms-length with Licensee. Sales to Affiliates who acquire Product for resale shall be deemed sales for purposes of determining Net Revenues and calculating Royalties on the date of such Affiliate's sale to an unaffiliated customer.

     In the event that Licensee shall lease or otherwise make available Products to others under circumstances where no sale or disposition takes place, the term "Net Revenues" shall be computed on an amount not less than the price at which Licensee (at the time that it leased or otherwise made available such Products) would invoice such Products to purchasers dealing at arms-length with Licensee.

     This Section 1.9 shall not apply to prototypes or other Products made available solely for design, demonstration or engineering purposes unless such Products are transferred for value.

     1.10 "Non-Lundell Hybrid Alternator" shall mean an alternator containing
           -----------------------------
both permanent magnets and wound fields, but which does not utilize a Lundell or claw pole configuration.

     1.11 "Patents" shall mean the patent(s) and patent applications listed on
           -------
Schedule B attached hereto, together with (in each case) all continuations or
----------
continuations-in-part (to the extent that the subject matter of such continuations or continuations-in-part is not new matter), divisionals, or substitute patents, all reissues or reexaminations of all such applications or patents, all extensions of any such patents, all foreign counterparts of such patents and patent applications; and all patents and patent applications filed by or on behalf of Licensor or issued during the term of this Agreement to Licensor for any Improvements. As of the date of this Agreement, Schedule B
                                                                  ----------
includes all Licensor patents and patent applications owned or, to the extent Licensor is permitted to grant a sublicense to Licensee, controlled, by Licensor relating to the manufacture, use or sale of the Products, and shall be subject to amendment from time to time to update the status of and information pertaining to the listed patents, patent applications and Improvements.

     1.12 "Products" shall mean an inverter, regulator or Non-Lundell Hybrid
           --------
Alternator falling within any of the Valid Claims of the Patents and/or covered by the Know-How and that produces electricity only. Notwithstanding the foregoing, the term "Products" shall not include a product that is a combination of an alternator and starter.

     1.13 "Royalty" shall mean the amount set forth in Section 3  hereof.
           -------

     1.14 "Sell" shall mean use, make, offer for sale, import, sell and
           ----
otherwise dispose of, with a corresponding meaning for "Sale".

     1.15 "Sublicensee" shall mean an Affiliate of Licensee who has been granted
           -----------
a sublicense to manufacture the Products in accordance with the terms of this Agreement.

     1.16 "Territory" shall mean the world, subject to the rights granted to
           ---------
third parties as set forth in Schedule C hereto.
                              ----------

     1.17 "Valid Claim" shall mean either (a) a claim of an issued and unexpired
           -----------
patent within the Patents which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue on disclaimer or otherwise, or (b) a claim of a patent application within the Patents pending before the patent office in the Territory.


     SECTION 2.  GRANT
                 -----

     2.1  License.  Licensor hereby grants Licensee a non-exclusive,
          -------
nontransferable license, with a right to sublicense to Sublicensees as set forth in Section 2.4 below, under the Patents and Know-How to Sell the Products within the Territory and solely for the Fields of Use, subject to the limitations and exceptions set forth in this Agreement.

     2.2  Transfer of Know-How.  Licensor agrees to promptly supply to Licensee
          --------------------
all the Know-How by reasonable methods agreed upon with Licensee. The Know-How is and shall be considered Confidential Information.

     2.3  Reservation of Rights.  No license is granted to Licensee except as
          ---------------------
specifically set forth in this Agreement, and Licensee shall not use the Patents and Know-How to Sell anything other than Products.

     2.4  Sublicenses. Licensee shall have the right to sublicense to one or
          -----------
more Sublicensees provided Licensee gives Licensor prior written notice of such sublicense, and provided further that the sublicenses permitted by this
Agreement: (i) are pursuant to a written agreement between Licensee and each Sublicensee no more expansive in scope, where applicable, than the terms of this Agreement, and (ii) are co-terminable with, or terminate prior to, this Agreement.


     SECTION 3.  CONSIDERATION.
                 -------------

     3.1  Payment of Royalty.  In consideration for the rights and covenants
          ------------------
granted to Licensee pursuant to Section 2 and Licensor's other obligations contained herein, Licensee agrees to pay Licensor Royalties as follows.

          (a) In connection with each of the Products produced for Field of Use-One, until the last of the Patents covering the Sale of such Product in Field of Use-One expires, Royalties shall be the greater of (i) ***** of the Net Revenues from the sale of Products within Field of Use-One for the applicable royalty period, and (ii) an amount equal to ***** of the difference between (A) ***** of the Net Revenues from the sale of Products within Field of Use-One for the applicable royalty period, less (B)
                                                                ----
     Licensee's Fully Absorbed Factory Cost for such Products for such royalty period. Notwithstanding the foregoing, in connection with calculating an amount pursuant to clause (ii) above, there shall not be included in Net Revenues for purposes of computing Royalties ***** of the Net Revenues from sales of the Products produced for the vehicles described in Section 1.3(b) hereof, with such ***** being calculated on no greater than ***** of Net Revenues from such sales in the ***** months ending at the end of the applicable monthly Royalty payment period.

          (b) In connection with Products produced for Field of Use-One, at such time as the foregoing paragraph (a) is no longer applicable, Royalties shall nonetheless continue as to Products produced for Field of Use-One in recognition of the value of the Know-How, and such Royalties shall be as provided in paragraph (d) below.

          (c) Subject to the eventual applicability of paragraph (b) above, that portion of the Net Revenues from sales of Products produced for those vehicles described in Section 1.3(b) hereof as described in the last sentence of paragraph (a) above, which portion is excluded from the calculation of Net Revenues for purposes of such paragraph (a), shall bear a Royalty as provided in paragraph (d) below.

          (d) In connection with Products sold within Field of Use-Two and with Products sold within Field of Use-One pursuant to paragraphs (b) and (c) above, Royalties shall be ***** of Net Revenues, provided that if at any time during any calendar year the total of the Royalties payable and paid pursuant to paragraphs (a) and (c) above together with the Royalties payable and paid pursuant to this paragraph (d) exceed *****, then the Royalty rate called for by this paragraph (d) shall be ***** of Net Revenues received for the balance of such calendar year from the sales of the Products referred to in this Section 3.1(d).

          (e) In the event that the parties become aware of an alleged infringement or prospective infringement of the rights of a third party (other than a Sublicensee or other Affiliate of Licensee) (a "Third Party") as a result of the Sale by Licensee of one or more Products in the Fields of Use in the United States, Canada or one or more countries in Europe ("Territory One"), which alleged or prospective infringement directly relates to U.S. Patent No. 5,397,975 (the "Basic Patent"), the parties shall investigate the situation fully in collaboration with one another and agree to take appropriate action to deal with such alleged or prospective infringement in the affected countries in Territory One (the "Affected Territory One

     Countries"). If the Third Party is entitled to receive royalties, damages in lieu of royalties or other compensation pursuant to a settlement agreement with such Third Party (provided that there shall be no Royalty reduction pursuant to this Section 3.1(e) unless such settlement shall have been consented to in advance in writing by Licensor, in Licensor's sole discretion) or a final judgment issued by a court of competent jurisdiction, then the Royalties payable by Licensee pursuant to Sections 3.1(a) and (d) with respect to the Sale of that specific Product in the Affected Territory One Country shall be reduced by *****; provided, however, in no case shall the Royalty paid to Licensor fall below ***** in the Affected Territory One Country. Any royalties paid to a Third Party in Territory One by Licensee pursuant to this Section 3.1(e) shall, for purposes of Section 3.2, be deemed to have been Royalties paid to Licensor.

          (f) In the event that the parties become aware of an alleged infringement or prospective infringement of the rights of a Third Party as a result of the Sale by Licensee of one or more Products in the Fields of Use outside Territory One ("Territory Two"), which alleged or prospective infringement directly relates to the Basic Patent, the parties shall investigate the situation fully in cooperation with one another and agree to take appropriate action to deal with such alleged or prospective infringement in the affected countries in Territory Two (the "Affected Territory Two Countries"). If the Third Party is entitled to receive royalties, damages in lieu of royalties or other compensation pursuant to a settlement agreement with such Third Party (provided that there shall be no Royalty reduction pursuant to this Section 3.1(f) unless such settlement shall have been consented to in advance in writing by Licensor, in Licensor's sole discretion) or a final judgment issued by a court of competent jurisdiction, then the Royalties payable by Licensee pursuant to Sections 3.1(a) and (d) with respect to the Sale of that specific Product in the Affected Territory Two Country shall be reduced by *****; provided, however, in no case shall the Royalty paid to the Licensor fall below ***** of the royalties otherwise payable pursuant to Sections 3.1(a) and (d) in the Affected Territory Two Country.

          (g) In the event that the parties become aware of an alleged infringement or prospective infringement of the rights of a Third Party as a result of the Sale by Licensee of one or more Products in the Fields of Use in Territory One or Two, which alleged or prospective infringement directly relates to any Patents other than the Basic Patent, the parties shall investigate the situation fully in cooperation with one another and agree to take appropriate action to deal with such alleged or prospective infringement in the affected countries in the Territory.

     3.2  Minimum Royalties.
          -----------------

     (a) For each of the following fiscal years (or in the case of fiscal year 1999, the fiscal month that begins nearest June 1 through December 31), if as of any Report Date (as defined in Section 3.3(a) below), the aggregate amount of Royalties paid pursuant to Section 3.1 (including any royalties paid to Third Parties pursuant to Section 3.1(e)) after the date hereof and up to and including such Report Date are less than the aggregate amount of the monthly minimum amounts set forth below accrued up to and including such Report Date, then Licensee shall pay (as provided in Section 3.4) such additional amount as may be necessary to cause the cumulative amount of Royalties paid for such fiscal years pursuant to Section 3.1 (including any royalties paid to Third Parties pursuant to Section 3.1(e)) through the Report Date to equal the aggregate amount of the monthly minimum amounts set forth below (in thousands):


                        Year          Monthly Minimums
                        ----          ----------------

                        *****         $***** *

                        *****         $*****

                        *****         $*****

                        *****         $*****


                        *Commencing on the fiscal month
                        starting nearest June 1, 1999.

In the event that Licensee shall make any minimum Royalty payment pursuant to this Section 3.2, Licensee may thereafter reduce Royalty payments otherwise payable pursuant to Section 3.1 by the amount of such minimum Royalty payment; provided that in no event shall the cumulative amount of Royalties paid by Licensee to Licensor under this Agreement be less than the aggregate minimum amounts set forth in this Section 3.2 as of any Report Date.

     (b) For each of the following fiscal years (or parts thereof), as of any Report Date, if the Royalties paid pursuant to Section 3.1 (including any royalties paid to Third Parties pursuant to Section 3.1(e)) are less than the amounts set forth below, then Licensee shall pay (as provided in Section 3.4) such additional amount as may be necessary to cause the total monthly payment to equal the amounts set forth below (in thousands):

                         Year                Monthly Minimums
                         ----                ----------------

                         *****               $*****

                         *****               $***** **


                    **This figure will increase by ***** a year on the first Report Date of each fiscal year commencing with the first Report Date in fiscal year 2005, but not to exceed ***** per month.

     (c) The parties further agree that: (i) Licensor and Licensee shall use good faith efforts to formulate and agree on Product performance specifications;
(ii) following agreement on the performance specifications, Licensor will use good faith efforts to design and deliver a prototype Product (the "Prototype") by December 1, 1998, and (iii) Licensee shall be responsible for the production engineering of the Licensor's design; provided that Licensor shall assist Licensee in developing a commercial manufacturing process. For each fiscal month that the delivery of the Prototype is delayed beyond December 1, 1998, the schedule (commencement date and annual adjustments) for the required minimum royalty payments in Section 3.2(a) shall be delayed for a fiscal month.

     3.3  Royalty Reports.
          ---------------

     (a) Within fifteen (15) days following the last day of each fiscal month (each a "Report Date"), any part of which is within the term of this Agreement, Licensee shall render a report to Licensor setting forth for the preceding fiscal month (i) the number and type of Products sold; (ii) the total amount of Royalty payable to Licensor under this Section 3; and (iii) all other information reasonably requested by Licensor and necessary to show the basis on which such amounts have been computed. The first Report Date shall be no later than the earlier of: (x) fifteen (15) days following the last day of the first fiscal month in which Licensee Sells a Product, or (y) fifteen (15) days following the last day of the fiscal month that begins nearest June 1, 1999.

     (b) In addition, within ninety (90) days following the end of each fiscal year, Licensee shall use commercially reasonable efforts to provide Licensor with a certificate from Licensee's independent certified public accountants certifying that the total Royalty payable to Licensor under this Section 3 as set forth in Licensee's Royalty reports for the preceding fiscal year are correct. Alternatively, if the Licensee's accountants certify that the Royalties payable to Licensor as indicated in Licensee's Royalty reports were incorrect, Licensee shall accompany the accountant's certificate with the shortfall, if any. If, despite Licensee's commercially reasonable efforts, Licensee is unable to provide Licensor with such certificate from its public accountants, Licensor may request that Licensor's independent certified public accountants certify the Royalties as provided in this Section 3.3(b) and the reasonable costs incurred by Licensor's accountants shall be paid by the Licensee. Notwithstanding the foregoing, in no event shall the failure to obtain such a certificate from an accounting firm constitute a breach of this Agreement.

     3.4  Payments.  Each report rendered in accordance with Paragraph 3.3(a)
          --------
shall be accompanied by the amount of Royalty due and payable for the subject fiscal month.

     3.5  Withholding Taxes.  All amounts owing to Licensor specified in this
          -----------------
Agreement are net amounts, and shall be grossed-up to account for any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts, other than United States taxes payable by Licensor and taxes required to be withheld or paid by Licensee to the extent such taxes are imposed by reason of Licensor having a permanent establishment in any country or otherwise being subject to taxation by such country (except by reason solely of the licenses granted hereunder), but Licensee shall be credited for the net benefit actually realized by Licensor for any foreign tax deductions or credits taken by Licensor with respect to such amounts paid by Licensee. Licensor shall provide Licensee with administrative assistance and documentation reasonably requested by Licensee to permit Licensee to realize any available tax deductions or credits consistent with this Section 3.5.

     3.6  Records.  Licensee and its permitted Sublicensees shall keep or cause
          -------
to be kept full and true books of account and other records in sufficient detail so that the amounts payable to Licensor under this Agreement can be properly ascertained. Licensee shall, on reasonable notice and request of Licensor, permit employees and representatives of Licensor (including auditors and attorneys) to have access to such books and records as may be reasonably necessary or useful to determine in respect to any royalty period ending not more than four (4) years prior to the date of such request, the correctness of any report or payment under this Agreement, or to obtain information as to the amounts payable in case of failure of Licensee to report. Such audits may be exercised during Licensee's normal business hours not more than once a year upon prior written notice to Licensee. If material discrepancies between reports previously made to Licensor and the information contained in the examined books and records are uncovered, Licensor or its agent may then examine earlier books and records to the extent reasonably available. Such inspections and audits shall be at the expense of the Licensor unless such audit shall disclose Royalties payable in any fiscal year that exceed by more than five percent (5%) the Royalties as shown in Licensee's computation, in which case Licensee shall pay the reasonable "out-of-pocket" expenses and costs incurred by Licensor to obtain such audit and payment. Licensor's rights under this Section 3.6 shall survive termination of this Agreement and nothing in this Section 3.6 shall be construed as shortening the period established by any applicable statute of limitations for which Licensor may recover Royalties to which it is entitled.

     3.7  Currency, Manner and Place of Payment.  All sums payable under this
          -------------------------------------
Section 3 shall be paid in U.S. Dollars at Licensor's address set forth in
Section 11 of this Agreement, or such other address as Licensor may from time to time designate in writing in accordance with Section 11 hereof. All payments owed under this Agreement shall be made by check or wire transfer to a bank designated by Licensor unless otherwise specified by Licensor.

     SECTION 4.  PATENTS
                 -------

     4.1  Patent Prosecution.  Licensor shall, at its expense, prosecute and
          ------------------
maintain (i.e. pay appropriate maintenance fees) the Patents in the United States. In addition, Licensor may at Licensor's sole discretion and expense, seek to amend any United States patent applications and make additional United States filings to include claims reasonably requested by the Licensee to protect Products contemplated to be sold under this Agreement. If Licensor determines not to seek to amend or make patent filings, Licensee may request Licensor to make such reasonable filings at Licensee's expense. In any case, Licensee shall cooperate fully with Licensor in the preparation, filing, and prosecution of all patent applications filed pursuant to this Section.

     4.2  Patent Marking.  Licensee shall apply, and shall require its permitted
          --------------
Sublicensees to apply, patent marking notices to the extent feasible and practical, and in accordance with applicable patent laws.

     4.3  Licensor Representations and Warranties.  Except as disclosed on
          ---------------------------------------
Schedule D, Licensor represents and warrants to Licensee that:  (i) it owns and
----------
has all rights in and to the Patents, subject to rights granted or reserved to others referred to herein; (ii) it has taken reasonable and appropriate commercial measures to protect the Know-How; (iii) it has all necessary rights and authority to enter into and to perform fully all of its obligations and undertakings pursuant to this Agreement; (iv) it has not entered into any contract or other arrangement that is in conflict with the terms of this Agreement; and (v) has no knowledge of any claim or charge of infringement in respect of the practice of the Patents.

     4.4  Validity of Patents.  Other than as expressly set forth in Section
          -------------------
3.1(e) or 3.1(f) hereof, Licensee assumes the sole risks of potential invalidity with respect to any Patent subject to this Agreement and Licensor makes no warranty with respect to the validity of any such Patent.

     4.5  Infringement of Patents.  Upon learning of the possible infringement
          -----------------------
of any of the Patents by a third party in the Fields of Use, each party hereto shall inform the other party of that fact, and shall supply the other party with any evidence available to it pertaining to the infringement. Licensor may, at its sole expense and discretion, take all necessary steps to enjoin the infringement and recover damages therefor, and shall be entitled to retain all damages recovered; provided, however, that Licensor shall offer Licensee the
                   --------  -------
opportunity to join in any legal proceedings relating to the patent infringement and if Licensee joins in such legal proceedings, Licensee and Licensor shall share equally (or, in the event that any other licensees of Licensor join in such legal proceedings, the parties and third party licensees shall share on an equitable basis) the expenses and the recovery, if any, but control of the conduct of the litigation shall remain with Licensor. If Licensor fails or refuses within ninety (90) days after receipt of written notice to institute legal action against any alleged infringer, Licensee shall then have the right, but not the obligation, to institute appropriate legal action in the name of Licensor (or as its assignee of such infringement claim), in which case Licensee shall retain all sums recovered in such legal action and shall pay Licensor a royalty equal to *****. In any such legal action, whether instituted by either party, each party shall fully cooperate with the other in the preparation and signing of documents and in providing (at the sole expense of the party instituting such action) reasonable assistance, including technical and management witnesses, technical assistance and all relevant records, reports, data and other information.

     4.6  Disclaimer of Warranties.  Licensor makes no representations or
          ------------------------
warranties as to the validity or enforceability of any Patents or Know-How. Licensee acknowledges it has entered into this Agreement based upon its independent review of the Patents and the Know-How and is not relying on any oral or written representations other than those contained in this Agreement.

     SECTION 5.  INDEMNITY AND INSURANCE
                 -----------------------

     5.1  Indemnity.  Licensee, for and in consideration of and as a condition
          ---------
to granting of this license, hereby agrees to defend, indemnify and hold harmless against any and all liability, loss, damage, claim or expense, including attorney's fees, and release and forever discharge Licensor, its directors, officers, contractors and employees (an "Indemnified Party"), from
                                                    -----------------
any and all claims, actions and demands whatsoever which any or all other persons (including Licensee and its employees, agents and contractors) have against an Indemnified Party, by reason of any personal injury, death, property or other damage, or other consequences arising or resulting, directly or indirectly, from the Sale of the Products, including, but not limited to, any claims of patent infringement and products liability; provided, however, that
                                                      --------  -------
such indemnification shall not apply with respect to any claims relating to title to or the validity of the Patents or Know-How. Licensee agrees to pay promptly to an Indemnified Party the amount of all liability, loss, damage, claims or expense to which the foregoing indemnity relates. The indemnification rights of Licensor are independent of and in addition to such rights and remedies that Licensor may have at law, in equity or otherwise.

     5.2  Insurance.  Subject to the following two sentences, Licensee will
          ---------
cause Licensor to be named as an additional insured on Licensee's general liability and product liability insurance policies in respect of the indemnified liabilities in this Section 5. The parties hereby acknowledge that, as of the date hereof, no costs will be incurred by either party from such naming of Licensor as an additional insured. Licensee shall promptly notify Licensor of any future additional costs resulting solely from naming Licensor as an additional insured, and at Licensor's request, Licensee will continue to cause Licensor to be named as an additional insured, in which case, Licensee shall promptly pay such additional costs to such insurance carrier and Licensor will promptly reimburse Licensee for such additional costs. Licensee shall keep Licensor fully informed as to the existence of such coverage and furnish to Licensor upon request appropriate and customary certificates evidencing the existence of such coverage.

     SECTION 6.  MUTUAL COVENANTS.
                 ----------------

     6.1  Sales by Licensee. Licensee, at all times during the term of this
          -----------------
Agreement, shall use its commercially reasonable efforts to promote and satisfy the demand for, and to manufacture and sell, the Products. Without, in any way, limiting the obligations of Licensee to use commercially reasonable efforts with respect to the manufacture and sale of Products as set forth in the preceding sentence, Licensor acknowledges that during the term hereof, Licensee may engage in, or have a direct or indirect interest in businesses that engage in, the manufacture or sale of products that compete with the Products.

     6.2  Compliance with Laws.  Licensee agrees that it will endeavor to take
          --------------------
all such steps and perform all such acts as may be required to comply in all material respects with all laws, statutes, ordinances and governmental regulations required for the conduct of its business in the manufacture and Sale of the Products within the Territory.

     6.3  Technical Assistance.  At Licensee's reasonable request, Licensor
          --------------------
shall provide its available technical and other personnel to (i) transfer all necessary or useful non-documentary Know-How and (ii) assist Licensee in the manufacture, quality control, testing, and use of the Products. Such assistance shall be provided at Licensor's own expense except that Licensee shall pay Licensor's out of pocket costs of travelling to provide such technical assistance.

     6.4  Licensor's Covenant as to Future Licensing and Manufacturing.
          ------------------------------------------------------------

     (a) Except as otherwise provided in this Section 6.4, Licensor agrees that it will not license another ***** to manufacture Products that are specifically designed for and are sold through channels that normally supply the following markets ***** (the products referred to in items (i) through (iv) of this Section 6.4 shall be collectively referred to as the "Restricted Products"). Nothing in this Section 6.4 shall in any way limit Licensor's right to license
(x) *****, to the extent contemplated by the existing agreements, or most recent draft agreements with those entities described in Exhibit C hereto or (y) *****.

     (b) In addition, for a period of ***** from the date hereof, Licensor will not enter into a license that grants any entity the right to manufacture or sell Products produced for the ***** described in
Section 1.3(a) above within such *****.

     (c) In addition, Licensor agrees that it will not manufacture in the United States (directly or through an Affiliate) Restricted Products for Sale in the Fields of Use, except that this provision shall not bind successors or assigns of Licensor if such successor or assign would be a permitted licensee of Restricted Products pursuant to Section 6.4(a) above.

     6.5  Management Meetings.  The parties agree to designate one or more
          -------------------
members of their senior management who shall meet no less frequently than every two (2) months to consider strategy, marketing and technology issues. The meeting shall alternate between Licensor and Licensee locations. Licensee agrees to carefully consider Licensor recommendations as to technology and marketing matters, but Licensee shall have sole decision-making as to such matters. Each party shall bear its own expenses in attending such meetings.

     6.6  Licensee Marketing Materials.  All marketing materials produced by or
          ----------------------------
for Licensee that relate to the Products shall refer to the fact that the Product technology is licensed from Licensor.

     6.7  Improvements.
          ------------

     (a) Licensor shall promptly inform Licensee of all future Know-How and Improvements developed or, to the extent Licensor is permitted to grant a sublicense to Licensee, acquired by Licensor during the duration of this Agreement. All such future Know-How and Improvements shall be deemed included under the license granted herein without any additional Royalty or other payments.

     (b) Licensee shall promptly disclose to Licensor any future know-how, improvements and other information developed or, to the extent Licensee is permitted to grant a sublicense to Licensor, acquired by Licensee during the duration of this Agreement that are necessary or useful to the Sale of the Products ("Licensee Improvements"). Licensee hereby grants Licensor a non-exclusive, royalty-free, perpetual, non-transferable license, with right to sublicense by Licensor (subject to the condition of reciprocity set forth in Section 6.7(c) below) to Sell Products covered by any and all Licensee Improvements (whether patented, patentable or otherwise) developed or, to the extent Licensee is permitted to grant a sublicense to Licensor, acquired by Licensee during the duration of this Agreement, subject to the restrictions contained in Section 6.4 hereof as long as such restrictions are applicable to Licensor. Licensee shall obtain written agreement of its employees, subcontractors and agents, to the reasonable satisfaction of Licensor to execute and deliver to Licensee assignments of all such Licensee Improvements developed by them.

     (c) Notwithstanding the provisions of Section 6.7(b) above, Licensor may not grant a third party a sublicense to Licensee's Improvements to sell Products unless each such sublicensee agrees to permit their future know-how, improvements and other information necessary or useful to the Sale of Products and licensed to Licensor to be sublicensed to Licensee by Licensor on a reciprocal basis.

     6.8  Manufacturing.  Licensor shall keep Licensee regularly informed of the
          -------------
location where it manufactures Products.

     SECTION 7.  TERM AND TERMINATION.
                 --------------------

     7.1  Term.  Unless terminated earlier under the provisions of Section 7.2,
          ----
7.3 or 7.4, this Agreement shall continue in full force and effect until the later of (a) the expiration of all Patents in force and effect in the Territory covering Products Sold by Licensee or (b) ninety-nine (99) years from the date hereof.

     7.2  Termination by Licensor.  Without prejudice to any other rights it may
          -----------------------
have hereunder or at law or in equity, Licensor may terminate this Agreement immediately by written notice to Licensee upon the occurrence of any of the following:

     (a) Licensee fails to pay any Royalty or other payment due hereunder for more than fifteen (15) days after Licensor's written notice of such failure.

     (b) Licensee becomes insolvent, an order for relief is entered against Licensee under any bankruptcy or insolvency laws or laws of similar import or a receiver or custodian is appointed for it under insolvency laws or laws of similar import.

     (c) Licensee makes an assignment for the benefit of its creditors or its business is placed under attachment, garnishment or other process involving a significant portion of its business and such process is not dismissed or removed within ninety (90) days.

     (d) Licensee breaches any provision of this Agreement (other than payment of Royalty) in a material respect and such breach continues for more than thirty
(30) days following written notice of such breach.

     (e) Commencing on or after the first stocking by Licensee of normal distribution channels, Licensee substantially discontinues or curtails the production, manufacture and sale of Products for more than one hundred twenty
(120) days, except to the extent due to causes beyond Licensee's reasonable control from fire, strike, labor difficulties, act or omission of any governmental authority, insurrection or riot, embargo, delays or shortages in transportation or other causes beyond Licensee's reasonable control.

     (f) Licensee breaches any provision of the Confidentiality and No-Hire Agreement.

     7.3  Termination by Licensee.  Without prejudice to any other rights it may
          -----------------------
have hereunder or at law or in equity, Licensee may terminate this Agreement immediately by written notice to Licensor upon the occurrence of any of the following:

     (a) Licensor becomes insolvent, an order for relief is entered against Licensor under any bankruptcy or insolvency laws or laws of similar import or a receiver or custodian is appointed for it under insolvency laws or laws of similar import.

     (b) Licensor makes an assignment for the benefit of its creditors or its business is placed under attachment, garnishment or other process involving a significant portion of its business and such process is not dismissed or removed within ninety (90) days.

     (c) Licensor breaches any provision of this Agreement in a material respect and such breach continues for more than thirty (30) days following written notice of such breach.

     (d) Licensor breaches any provision of the Confidentiality and No-Hire Agreement.

     7.4  Licensee's Additional Rights to Terminate.  Licensee may terminate
          -----------------------------------------
this Agreement at any time upon twelve months written notice (the "Early Termination Notice"), in which case Licensee shall pay Licensor: *****.

     7.5  Rights and Duties Upon Termination.  Upon termination of this
          ----------------------------------
Agreement pursuant to Section 7.1, 7.2, 7.3 or 7.4 hereof:

     (a)  Licensor and Licensee shall be relieved of all obligations, other than
(i) those obligations which have accrued prior to such expiration or termination and (ii) those obligations, rights and duties contained in Sections 3.6, 4.6, 5.1, 5.2 and 7.5 of this Agreement which shall survive such expiration or termination.

     (b) Licensee shall have no further rights under Licensor's Know-How or Patents and shall immediately cease using the Licensor's Confidential Information and Know-How and shall cease the Sale of any Product.

     (c) Licensee shall have the right to sell its remaining inventory of Product in the Fields of Use; provided, however, that Licensee shall pay
                              --------  -------
Licensor the Royalties otherwise payable pursuant to Section 3 hereof; and provided, further, that the remaining inventory of Product shall not exceed customary and reasonable quantities based on Licensee's prior practice.

     SECTION 8.     REMEDIES.  In case any one or more of the covenants and/or
                    --------
agreements set forth in this Agreement shall have been breached by a party hereto the non-breaching party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

     SECTION 9.     SUCCESSORS AND ASSIGNS, ETC.  This Agreement shall bind and
                    ---------------------------
inure to the benefit of the Licensor and Licensee and their respective successors (to all or substantially all of such party's business or assets, whether by sale, merger or operation of law) and assigns.

     SECTION 10.    ENTIRE AGREEMENT.  This Agreement and other writings
                    ----------------
delivered pursuant hereto or which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     SECTION 11.    NOTICES.  All notices, requests, consents and other
                    -------
communications to be given, delivered or otherwise made hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, by overnight courier, by facsimile transmission or duly sent by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

          (a)  If to the Licensor, to:

               Ecoair Corp.
               Five Science Park
               New Haven, CT 06511
               Attn: President
               Facsimile Transmission: (203)777-4777

          (b)  If to Licensee, to:

               Prestolite Electric Incorporated
               2100 Commonwealth Boulevard
               Ann Arbor, MI 48105
               Attn: President
               Facsimile Transmission: (734)483-7149

     All such notices, advises and communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, and (b) in the case of mailing, on the fourth business day following the date of such mailing.

     SECTION 12.    CHANGES.  Except as otherwise provided herein, the terms and
                    -------
provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Licensor and Licensee.

     SECTION 13.    COUNTERPARTS.  This Agreement may be executed in any number
                    ------------
of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 14.    HEADINGS.  The headings of the various sections of this
                    --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 15.   NOUNS AND PRONOUNS.  Whenever the context may require, any
                   ------------------
pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 16.   GOVERNING LAW.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of New York.

     SECTION 17.   SEVERABILITY If any provision of this Agreement is held to be
                   ------------
invalid or unenforceable and such holding does not affect the validity or enforceability of this Agreement as a whole, then such provision shall be deleted and the remaining provisions of this Agreement shall be enforced.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


                                 ECOAIR CORP.


                                 By:  /s/ Peter S. Knudsen, Jr.
                                      -------------------------



                                 PRESTOLITE ELECTRIC INCORPORATED


                                 By:  /s/ P. Kim Packard
                                      ------------------